As filed with the Securities and Exchange Commission on July 19, 2006.

File No. 333-105005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAMILY DOLLAR STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	56-0942963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10401 Monroe Road
P. O. Box 1017
Charlotte, North Carolina 28201-1017
(Address of Principal Executive Offices)   (Zip Code)

FAMILY DOLLAR STORES, INC.
1989 Non-Qualified Stock Option Plan
(Full Title of the Plan)

Janet G. Kelley
Senior Vice President-General Counsel and Secretary
Family Dollar Stores, Inc.
P.O. Box 1017
Charlotte, NC  28201-1017
(Name and address of agent for service)

Telephone number, including area code, of agent for service (704) 849-7427

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-105005) (the “Registration Statement”) of Family Dollar Stores, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 5, 2003 which registered 6,000,000 shares of the Company’s common stock, $.10 par value, to be issued to participants under the Company’s 1989 Non-Qualified Stock Option Plan (the “Plan”).

No further awards under the Plan have been granted since January 19, 2006 or will be granted in the future, and the Plan will be maintained by the Company only until the last award granted thereunder has been exercised, vested, forfeited or expired.  In accordance with an undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration a total of 4,181,526 shares of the Company’s common stock, which includes 4,024,851 shares remaining available for future awards under the Plan as of January 19, 2006 and 156,675 shares which were underlying option awards that have been cancelled or forfeited since January 19, 2006.  After this Post-Effective Amendment No. 1, there will remain registered a total of 1,818,474 shares, plus additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.  The table below provides details regarding the Plan and the number of shares deregistered under the Plan.

Plan	Shares Registered	Shares Deregistered	Shares to Remain Registered
1989 Non-Qualified Stock Option Plan (File No. 333-105005)	6,000,000	4,181,526	1,818,474

(signatures on the following page)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Matthews and State of North Carolina on the 19th day of July 2006.

FAMILY DOLLAR STORES, INC.

By:	/s/ Howard R. Levine
Howard R. Levine
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 19th day of July 2006, by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ Howard R. Levine	Chairman of the Board,	7/19/06
Howard R. Levine	(Principal Executive
Officer) and Director

/s/ R. James Kelly	Vice Chairman and Chief	7/19/06
R. James Kelly	Financial Officer

/s/ C. Martin Sowers	Senior Vice President-Finance	7/19/06
C. Martin Sowers	(Principal Accounting Officer)

/s/ Mark R. Bernstein	Director	7/19/06
Mark R. Bernstein

/s/ Sharon Allred Decker	Director	7/19/06
Sharon Allred Decker

/s/ Edward C. Dolby	Director	7/19/06
Edward C. Dolby

/s/ Glenn A. Eisenberg	Director	7/19/06
Glenn A. Eisenberg

/s/ George R. Mahoney Jr.	Director	7/19/06
George R. Mahoney, Jr.

/s/ James G. Martin	Director	7/19/06
James G. Martin

/s/ Dale C. Pond	Director	7/19/06
Dale C. Pond